Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 24, 2023	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon reports strong 3Q results momentum,
raises free cash flow guidance
Company ended the quarter with approximately 10.3 million broadband subscribers, an increase of nearly 21 percent year over year

Year-to-date cash flow from operations increased approximately $600 million year over year, and year-to-date free cash flow1 increased $2.2 billion year over year

3Q 2023 highlights

Consolidated:
•$1.13 in EPS, compared with $1.17 in third-quarter 2022; adjusted EPS1, excluding special items, of $1.22, compared with $1.32 in third-quarter 2022.
•Total operating revenue of $33.3 billion, a decrease of 2.6 percent from third-quarter 2022.
•Year-to-date cash flow from operations of $28.8 billion, an increase from $28.2 billion in 2022.
•Free cash flow1 year-to-date was $14.6 billion, an increase from $12.4 billion in 2022.
•Net income of $4.9 billion, a decrease of 2.8 percent from third-quarter 2022, and consolidated adjusted EBITDA1 of $12.2 billion, up 0.2 percent year over year.

Total Broadband:
•Total broadband net additions of 434,000, representing the fourth consecutive quarter that Verizon reported more than 400,000 broadband net additions. Total broadband net additions included 384,000 fixed wireless net additions, an increase of 42,000 fixed wireless net additions from third-quarter 2022. Verizon now has approximately 10.3 million total broadband subscribers, including nearly 2.7 million subscribers on its fixed wireless service.
•72,000 Fios Internet net additions, an increase from 61,000 Fios Internet net additions in third-quarter 2022.

Total Wireless:
•Total wireless service revenue2 of $19.3 billion, a 2.9 percent increase year over year.
•Postpaid phone net additions of 100,000, and retail postpaid net additions of 581,000.
•Total retail postpaid churn of 1.15 percent, and retail postpaid phone churn of 0.90 percent.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported third-quarter results today and raised its free cash flow guidance for the year. The company's performance was highlighted by continued wireless service revenue growth, total broadband net additions, and improving profitability.
"We continued to make steady progress in the third quarter with a clear focus on growing wireless service revenue, delivering healthy consolidated adjusted EBITDA and increasing free cash flow," said Verizon Chairman and CEO Hans Vestberg. "Our financial discipline, combined with our healthy balance sheet, enabled us to increase our dividend for the 17th consecutive year, which is the longest current streak of dividend increases in the U.S. telecom industry."
For third-quarter 2023, Verizon reported EPS of $1.13, compared with $1.17 in third-quarter 2022. On an adjusted basis1, excluding special items, EPS was $1.22 in third-quarter 2023, compared with adjusted EPS1 of $1.32 in third-quarter 2022.
Third-quarter 2023 earnings reflected a pre-tax loss from special items of approximately $579 million. This included the impacts of amortization of intangible assets related to TracFone and other acquisitions of $224 million, a pre-tax non-strategic business shutdown charge of $179 million related to the shutdown of the BlueJeans business offering and pre-tax business transformation costs of $176 million.
Consolidated results
•Total consolidated operating revenue in third-quarter 2023 of $33.3 billion, a decrease of 2.6 percent from third-quarter 2022. This decline was primarily due to reduced wireless equipment revenue and lower postpaid upgrade activity.
•Total wireless service revenue2 in third-quarter 2023 increased 2.9 percent year over year and 1.1 percent from second-quarter 2023. This increase was driven by targeted pricing actions implemented in recent quarters, the larger allocation of administrative and telco recovery fees from other revenue into wireless service revenue, and growth from fixed wireless offerings.
•Net income of $4.9 billion, a decrease of 2.8 percent compared to third-quarter 2022, and consolidated adjusted EBITDA1 of $12.2 billion, an increase of 0.2 percent year over year.
•Year-to-date cash flow from operations totaled $28.8 billion, an increase from $28.2 billion in 2022. This increase is related to continued working capital improvements associated with fewer upgrades and lower inventory levels, partially offset by higher interest payments.
•Capital expenditures year-to-date were $14.2 billion.

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•Free cash flow1 year-to-date was $14.6 billion, an increase from $12.4 billion in 2022.
•Verizon's unsecured debt as of the end of third-quarter 2023 decreased by $4.9 billion sequentially to $126.4 billion. The company's net unsecured debt1 balance improved sequentially by $4.3 billion to $122.2 billion. At the end of third-quarter 2023, Verizon's ratio of unsecured debt to net income (LTM) was approximately 5.9 times, and its net unsecured debt to adjusted EBITDA ratio1 was approximately 2.6 times.
Verizon Consumer results
•Total Verizon Consumer revenue was $25.3 billion, a decrease of 2.3 percent year over year. Growth in service and other revenue was offset by wireless equipment revenue declines.
•Wireless service revenue increased 2.9 percent year over year. This increase was driven by growth in retail postpaid Average Revenue Per Account (ARPA), partially offset by a decline in retail postpaid phone connections and prepaid connections.
•Consumer wireless retail postpaid churn was 1.04 percent in third-quarter 2023, and wireless retail postpaid phone churn was 0.85 percent.
•In third-quarter 2023, Consumer reported 51,000 wireless retail postpaid phone net losses, representing an improvement of 85,000 from second-quarter 2023 and 138,000 from third-quarter 2022. Consumer postpaid phone gross additions increased 2.3 percent year over year in third-quarter 2023, continuing the momentum that began in second-half 2022.
•Consumer reported 207,000 wireless retail prepaid net losses in third-quarter 2023.
•Consumer reported 251,000 fixed wireless net additions and 69,000 Fios Internet net additions in third-quarter 2023. Consumer Fios revenue was $2.9 billion in third-quarter 2023, a decrease of 0.2 percent year over year.
•In third-quarter 2023, Consumer operating income was $7.5 billion, an increase of 2.7 percent year over year, and segment operating income margin was 29.9 percent, an increase from 28.4 percent in third-quarter 2022. Segment EBITDA1 in third-quarter 2023 was $10.8 billion, an increase of 2.2 percent year over year. This improvement can be attributed to wireless service revenue growth and lower upgrade volumes. Segment EBITDA margin1 was 42.8 percent, an increase from 40.9 percent in third-quarter 2022.
Verizon Business results
•Total Verizon Business revenue was $7.5 billion in third-quarter 2023, a decrease of 4.0 percent year over year. Lower wireline revenue and lower wireless equipment revenue was partially offset by higher wireless service revenue.
•Business wireless service revenue was $3.4 billion, an increase of 2.9 percent year over year. This growth was driven by continued strong net additions and pricing actions implemented in recent quarters.
•Business reported 330,000 wireless retail postpaid net additions in third-quarter 2023, including 151,000 postpaid phone net additions. This was the ninth consecutive quarter that Business reported more than 125,000 postpaid phone net additions. Business continues to grow volumes and expand its relationships with customers strengthening its position as a wireless market share leader.

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•Business wireless retail postpaid churn was 1.47 percent in third-quarter 2023, and wireless retail postpaid phone churn was 1.14 percent.
•Business reported 133,000 fixed wireless net additions in third-quarter 2023.
•In third-quarter 2023, Verizon Business operating income was $539 million, a decrease of 22.8 percent year over year, and segment operating income margin was 7.2 percent, a decrease from 8.9 percent in third-quarter 2022. Segment EBITDA1 was $1.7 billion in third-quarter 2023, a decrease of 6.2 percent year over year, driven by continued declines in high margin wireline revenues. Segment EBITDA margin1 was 22.1 percent in third-quarter 2023, a decrease from 22.7 percent in third-quarter 2022.
Outlook and guidance
The company does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2023, Verizon expects the following:
•Cash flow from operations in the range of $36.25 billion to $37.25 billion.
•Capital spending at the higher end of the previously guided range of $18.25 billion to $19.25 billion.
•Free cash flow1 above $18 billion, a $1 billion increase from the previously issued guidance.
In addition, for 2023, Verizon continues to expect the following:
•Total wireless service revenue growth2 3 of 2.5 percent to 4.5 percent.
•Adjusted EBITDA1 of $47.0 billion to $48.5 billion.
•Adjusted EPS1 of $4.55 to $4.85.
•Adjusted effective income tax rate1 in the range of 22.5 percent to 24.0 percent.
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Total wireless service revenue represents the sum of Consumer and Business segments.
3 Includes a benefit of approximately 190 basis points from the reallocation from other revenue to wireless service revenue. This results from a larger allocation of administrative and telco recovery charges which partly recover network operating costs.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $136.8 billion in 2022. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.
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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including any inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Operating Revenues
Service revenues and other	$27,523	$27,666	(0.5)	$81,994	$81,999	—
Wireless equipment revenues	5,813	6,575	(11.6)	16,850	19,585	(14.0)
Total Operating Revenues	33,336	34,241	(2.6)	98,844	101,584	(2.7)

Operating Expenses
Cost of services	7,084	7,293	(2.9)	21,148	21,452	(1.4)
Cost of wireless equipment	6,353	7,308	(13.1)	18,557	21,919	(15.3)
Selling, general and administrative expense	7,995	7,422	7.7	23,754	22,090	7.5
Depreciation and amortization expense	4,431	4,324	2.5	13,108	12,881	1.8
Total Operating Expenses	25,863	26,347	(1.8)	76,567	78,342	(2.3)

Operating Income	7,473	7,894	(5.3)	22,277	23,242	(4.2)
Equity in earnings (losses) of unconsolidated businesses	(18)	2	*	(42)	40	*
Other income (expense), net	170	(439)	*	494	(1,314)	*
Interest expense	(1,433)	(937)	52.9	(3,925)	(2,508)	56.5
Income Before Provision For Income Taxes	6,192	6,520	(5.0)	18,804	19,460	(3.4)
Provision for income taxes	(1,308)	(1,496)	(12.6)	(4,136)	(4,410)	(6.2)
Net Income	$4,884	$5,024	(2.8)	$14,668	$15,050	(2.5)

Net income attributable to noncontrolling interests	$122	$124	(1.6)	$349	$371	(5.9)
Net income attributable to Verizon	4,762	4,900	(2.8)	14,319	14,679	(2.5)
Net Income	$4,884	$5,024	(2.8)	$14,668	$15,050	(2.5)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.13	$1.17	(3.4)	$3.40	$3.49	(2.6)
Weighted-average shares outstanding (in millions)	4,213	4,202		4,209	4,201

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.13	$1.17	(3.4)	$3.40	$3.49	(2.6)
Weighted-average shares outstanding (in millions)	4,216	4,204		4,214	4,203
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/23	12/31/22	$ Change

Assets
Current assets
Cash and cash equivalents	$4,210	$2,605	$1,605
Accounts receivable	24,559	25,332	(773)
Less Allowance for credit losses	957	826	131
Accounts receivable, net	23,602	24,506	(904)
Inventories	2,240	2,388	(148)
Prepaid expenses and other	8,067	8,358	(291)
Total current assets	38,119	37,857	262

Property, plant and equipment	316,767	307,689	9,078
Less Accumulated depreciation	209,277	200,255	9,022
Property, plant and equipment, net	107,490	107,434	56
Investments in unconsolidated businesses	929	1,071	(142)
Wireless licenses	155,465	149,796	5,669
Goodwill	28,642	28,671	(29)
Other intangible assets, net	10,952	11,461	(509)
Operating lease right-of-use assets	25,086	26,130	(1,044)
Other assets	18,147	17,260	887
Total assets	$384,830	$379,680	$5,150

Liabilities and Equity
Current liabilities
Debt maturing within one year	$12,950	$9,963	$2,987
Accounts payable and accrued liabilities	26,140	23,977	2,163
Current operating lease liabilities	3,906	4,134	(228)
Other current liabilities	12,681	12,097	584
Total current liabilities	55,677	50,171	5,506

Long-term debt	134,441	140,676	(6,235)
Employee benefit obligations	12,226	12,974	(748)
Deferred income taxes	44,434	43,441	993
Non-current operating lease liabilities	20,773	21,558	(785)
Other liabilities	18,191	18,397	(206)
Total long-term liabilities	230,065	237,046	(6,981)

Equity
Common stock	429	429	—
Additional paid in capital	13,524	13,420	104
Retained earnings	88,416	82,380	6,036
Accumulated other comprehensive loss	(1,428)	(1,865)	437
Common stock in treasury, at cost	(3,828)	(4,013)	185
Deferred compensation – employee stock ownership plans and other	628	793	(165)
Noncontrolling interests	1,347	1,319	28
Total equity	99,088	92,463	6,625
Total liabilities and equity	$384,830	$379,680	$5,150

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/23		12/31/22

Total debt	$147,391		$150,639
Unsecured debt	$126,440		$130,631
Net unsecured debt(1)	$122,230		$128,026
Unsecured debt / Consolidated Net Income (LTM)	5.9	x	6.0	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.6	x	2.7	x
Common shares outstanding end of period (in millions)	4,204		4,200
Total employees (‘000)	110.5		117.1
Quarterly cash dividends declared per common share	$0.6650		$0.6525
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	$ Change

Cash Flows from Operating Activities
Net Income	$14,668	$15,050	$(382)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,108	12,881	227
Employee retirement benefits	161	479	(318)
Deferred income taxes	822	1,595	(773)
Provision for expected credit losses	1,596	1,048	548
Equity in losses (earnings) of unconsolidated businesses, net of dividends received	69	(13)	82
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	972	(458)	1,430
Other, net	(2,598)	(2,383)	(215)
Net cash provided by operating activities	28,798	28,199	599

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(14,164)	(15,811)	1,647
Cash received related to acquisitions of businesses, net	—	248	(248)
Acquisitions of wireless licenses	(1,859)	(2,890)	1,031
Collateral receipts (payments) related to derivative contracts, net	162	(4,857)	5,019
Proceeds from disposition of business	—	33	(33)
Other, net	253	(43)	296
Net cash used in investing activities	(15,608)	(23,320)	7,712

Cash Flows from Financing Activities
Proceeds from long-term borrowings	1,999	4,605	(2,606)
Proceeds from asset-backed long-term borrowings	4,656	5,939	(1,283)
Net proceeds from short-term commercial paper	333	4,514	(4,181)
Repayments of long-term borrowings and finance lease obligations	(5,568)	(8,001)	2,433
Repayments of asset-backed long-term borrowings	(3,729)	(3,647)	(82)
Dividends paid	(8,231)	(8,066)	(165)
Other, net	(1,101)	(797)	(304)
Net cash used in financing activities	(11,641)	(5,453)	(6,188)

Increase (decrease) in cash, cash equivalents and restricted cash	1,549	(574)	2,123
Cash, cash equivalents and restricted cash, beginning of period	4,111	4,161	(50)
Cash, cash equivalents and restricted cash, end of period	$5,660	$3,587	$2,073

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Operating Revenues
Service	$18,850	$18,421	2.3	$55,947	$54,696	2.3
Wireless equipment	4,902	5,558	(11.8)	14,210	16,640	(14.6)
Other	1,505	1,861	(19.1)	4,515	5,400	(16.4)
Total Operating Revenues	25,257	25,840	(2.3)	74,672	76,736	(2.7)

Operating Expenses
Cost of services	4,419	4,566	(3.2)	13,218	13,296	(0.6)
Cost of wireless equipment	5,133	5,963	(13.9)	14,950	17,997	(16.9)
Selling, general and administrative expense	4,886	4,730	3.3	14,795	14,020	5.5
Depreciation and amortization expense	3,272	3,232	1.2	9,733	9,605	1.3
Total Operating Expenses	17,710	18,491	(4.2)	52,696	54,918	(4.0)

Operating Income	$7,547	$7,349	2.7	$21,976	$21,818	0.7
Operating Income Margin	29.9%	28.4%		29.4%	28.4%

Segment EBITDA(1)	$10,819	$10,581	2.2	$31,709	$31,423	0.9
Segment EBITDA Margin(1)	42.8%	40.9%		42.5%	40.9%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/23	9/30/22	% Change

Connections (‘000):
Wireless retail postpaid				92,704	91,478	1.3
Wireless retail prepaid				21,420	23,076	(7.2)
Total wireless retail				114,124	114,554	(0.4)

Wireless retail postpaid phones				74,407	74,997	(0.8)

Fios video				3,013	3,314	(9.1)
Fios internet				6,923	6,684	3.6

Fixed wireless access (FWA) broadband				1,641	621	*
Wireline broadband				7,151	6,976	2.5
Total broadband				8,792	7,597	15.7

Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,152	3,045	3.5	9,290	8,148	14.0

Net Additions Detail (‘000):
Wireless retail postpaid	251	28	*	876	(14)	*
Wireless retail prepaid	(207)	39	*	(862)	(270)	*
Total wireless retail	44	67	(34.3)	14	(284)	*

Wireless retail postpaid phones	(51)	(189)	73.0	(450)	(696)	35.3

Fios video	(78)	(95)	17.9	(221)	(259)	14.7
Fios internet	69	58	19.0	183	143	28.0

FWA broadband	251	234	7.3	758	514	47.5
Wireline broadband	53	38	39.5	135	88	53.4
Total broadband	304	272	11.8	893	602	48.3

Churn Rate:
Wireless retail postpaid	1.04%	1.10%		1.01%	0.99%
Wireless retail postpaid phones	0.85%	0.88%		0.82%	0.80%
Wireless retail prepaid	4.39%	3.90%		4.31%	3.83%
Wireless retail	1.68%	1.66%		1.65%	1.57%

Revenue Statistics (in millions):
Wireless service revenue	$15,963	$15,517	2.9	$47,324	$45,970	2.9
Fios revenues	$2,897	$2,902	(0.2)	$8,672	$8,708	(0.4)

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (1)	$133.47	$127.76	4.5	$131.79	$125.29	5.2
Wireless retail postpaid upgrade rate	3.6%	5.1%
Wireless retail postpaid accounts (‘000) (2)				32,938	33,251	(0.9)
Wireless retail postpaid connections per account (2)				2.81	2.75	2.2
Wireless retail prepaid ARPU (3)	$31.87	$31.18	2.2	$31.32	$31.11	0.7
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Operating Revenues
Enterprise and Public Sector	$3,787	$3,940	(3.9)	$11,358	$11,785	(3.6)
Business Markets and Other	3,184	3,236	(1.6)	9,397	9,442	(0.5)
Wholesale	556	661	(15.9)	1,749	1,945	(10.1)
Total Operating Revenues	7,527	7,837	(4.0)	22,504	23,172	(2.9)

Operating Expenses
Cost of services	2,536	2,653	(4.4)	7,661	7,818	(2.0)
Cost of wireless equipment	1,220	1,344	(9.2)	3,606	3,922	(8.1)
Selling, general and administrative expense	2,105	2,063	2.0	6,290	6,172	1.9
Depreciation and amortization expense	1,127	1,079	4.4	3,324	3,214	3.4
Total Operating Expenses	6,988	7,139	(2.1)	20,881	21,126	(1.2)

Operating Income	$539	$698	(22.8)	$1,623	$2,046	(20.7)
Operating Income Margin	7.2%	8.9%		7.2%	8.8%

Segment EBITDA(1)	$1,666	$1,777	(6.2)	$4,947	$5,260	(6.0)
Segment EBITDA Margin(1)	22.1%	22.7%		22.0%	22.7%
Footnotes:
(1) Non-GAAP financial measure.
Our Business segment’s wireless and wireline products and services are organized by the primary customer groups targeted by these offerings. During the first quarter of 2023, Verizon reorganized the customer groups within its Business segment. Previously, this segment was comprised of four customer groups: Small and Medium Business, Global Enterprise, Public Sector and Other, and Wholesale. Following the reorganization, there are now three customer groups: Enterprise and Public Sector, Business Markets and Other, and Wholesale. Enterprise and Public Sector combines the customers previously included in Global Enterprise and Public Sector and Other (excluding BlueJeans and Connect customers) as well as the commercial wireline customers previously included in Small and Medium Business. Business Markets and Other combines the customers previously included in Small and Medium Business (excluding commercial wireline customers), the BlueJeans customers previously included in Global Enterprise and Public Sector and Other, and the Connect customers previously included in Public Sector and Other. The Wholesale customer group remained unchanged. Prior period operating revenue results within the Business segment have been recast for these reorganized customer groups. There was no change to the composition of our reportable segments and total segment results, nor the determination of segment profit.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/23	9/30/22	% Change

Connections (‘000):
Wireless retail postpaid				29,455	28,584	3.0
Wireless retail postpaid phones				18,019	17,795	1.3

Fios video				63	69	(8.7)
Fios internet				383	370	3.5

FWA broadband				1,038	442	*
Wireline broadband				461	471	(2.1)
Total broadband				1,499	913	64.2

Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,618	1,566	3.3	4,815	4,650	3.5

Net Additions Detail (‘000):
Wireless retail postpaid	330	360	(8.3)	950	1,185	(19.8)
Wireless retail postpaid phones	151	197	(23.4)	431	680	(36.6)

Fios video	(1)	(1)	—	(4)	(2)	*
Fios internet	3	3	—	10	14	(28.6)

FWA broadband	133	108	23.1	403	278	45.0
Wireline broadband	(3)	(3)	—	(7)	(6)	(16.7)
Total broadband	130	105	23.8	396	272	45.6

Churn Rate:
Wireless retail postpaid	1.47%	1.42%		1.48%	1.38%
Wireless retail postpaid phones	1.14%	1.10%		1.13%	1.08%

Revenue Statistics (in millions):
Wireless service revenue	$3,367	$3,273	2.9	$10,008	$9,580	4.5
Fios revenues	$308	$304	1.3	$923	$897	2.9

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.9%	3.3%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				9/30/23	9/30/22	% Change

Connections (‘000)
Retail postpaid				122,159	120,062	1.7
Retail prepaid				21,420	23,076	(7.2)
Total retail				143,579	143,138	0.3

Retail postpaid phones				92,426	92,792	(0.4)

Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	% Change	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22	% Change

Net Additions Detail (‘000)
Retail postpaid phones	100	8	*	(19)	(16)	*
Retail postpaid	581	388	49.7	1,826	1,171	55.9
Retail prepaid	(207)	39	*	(862)	(270)	*
Total retail	374	427	(12.4)	964	901	7.0

Account Statistics
Retail postpaid accounts (‘000) (1)				34,855	35,034	(0.5)
Retail postpaid connections per account (1)				3.50	3.43	2.0
Retail postpaid ARPA (2)	$156.13	$149.82	4.2	$154.30	$146.73	5.2
Retail prepaid ARPU (3)	$31.87	$31.18	2.2	$31.32	$31.11	0.7

Churn Detail
Retail postpaid phone	0.90%	0.92%		0.88%	0.85%
Retail postpaid	1.15%	1.17%		1.12%	1.08%
Retail prepaid	4.39%	3.90%		4.31%	3.83%
Retail	1.63%	1.62%		1.61%	1.53%

Retail Postpaid Connection Statistics
Upgrade rate	3.4%	4.7%

Revenue Statistics (in millions) (4)
Wireless service	$19,330	$18,790	2.9	$57,332	$55,550	3.2
Wireless equipment	5,813	6,575	(11.6)	16,850	19,585	(14.0)
Wireless other	1,507	1,922	(21.6)	4,508	5,540	(18.6)
Total Wireless	$26,650	$27,287	(2.3)	$78,690	$80,675	(2.5)
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
*Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23	3 Mos. Ended 12/31/22	3 Mos. Ended 9/30/22	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22

Consolidated Net Income	$4,884	$4,766	$5,018	$6,698	$5,024	$5,315	$4,711
Add:
Provision for income taxes	1,308	1,346	1,482	2,113	1,496	1,542	1,372
Interest expense	1,433	1,285	1,207	1,105	937	785	786
Depreciation and amortization expense (1)	4,431	4,359	4,318	4,218	4,324	4,321	4,236
Consolidated EBITDA	$12,056	$11,756	$12,025	$14,134	$11,781	$11,963	$11,105

Add/(subtract):
Other (income) expense, net (2)	$(170)	$(210)	$(114)	$(2,687)	$439	$(49)	$924
Equity in losses (earnings) of unconsolidated businesses	18	33	(9)	(4)	(2)	(41)	3
Severance charges	—	237	—	304	—	—	—
Asset rationalization	—	155	—	—	—	—	—
Business transformation costs	176	—	—	—	—	—	—
Non-strategic business shutdown	158	—	—	—	—	—	—
	182	215	(123)	(2,387)	437	(90)	927
Consolidated Adjusted EBITDA	$12,238	$11,971	$11,902	$11,747	$12,218	$11,873	$12,032
Consolidated Adjusted EBITDA - Year over year change %	0.2%

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
Unaudited	12 Mos. Ended 9/30/23	12 Mos. Ended 6/30/23	12 Mos. Ended 12/31/22

Consolidated Net Income	$21,366	$21,506	$21,748
Add:
Provision for income taxes	6,249	6,437	6,523
Interest expense	5,030	4,534	3,613
Depreciation and amortization expense (1)	17,326	17,219	17,099
Consolidated EBITDA	$49,971	$49,696	$48,983

Add/(subtract):
Other (income) expense, net (2)	$(3,181)	$(2,572)	$(1,373)
Equity in losses (earnings) of unconsolidated businesses	38	18	(44)
Severance charges	541	541	304
Asset rationalization	155	155	—
Business transformation costs	176	—	—
Non-strategic business shutdown	158	—	—
	(2,113)	(1,858)	(1,113)
Consolidated Adjusted EBITDA	$47,858	$47,838	$47,870

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	9/30/23		6/30/23	12/31/22

Debt maturing within one year	$12,950		$14,827	$9,963
Long-term debt	134,441		137,871	140,676
Total Debt	147,391		152,698	150,639
Less Secured debt	20,951		21,342	20,008
Unsecured Debt	126,440		131,356	130,631
Less Cash and cash equivalents	4,210		4,803	2,605
Net Unsecured Debt	$122,230		$126,553	$128,026
Consolidated Net Income (LTM)	$21,366			$21,748
Unsecured Debt to Consolidated Net Income Ratio	5.9	x		6.0	x
Consolidated Adjusted EBITDA (LTM)	$47,858			$47,870
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.6	x		2.7	x
Net Unsecured Debt - Quarter over quarter change	$(4,323)

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/23					3 Mos. Ended 9/30/22
	Pre-tax	Tax	After-Tax			Pre-tax	Tax	After-Tax
EPS				$1.13					$1.17
Amortization of acquisition-related intangible assets	$224	$(56)	$168	0.04		$236	$(58)	$178	0.04
Business transformation costs	176	(45)	131	0.03	—	—	—	—	—
Non-strategic business shutdown	179	(83)	96	0.02		—	—	—	—
Severance, pension and benefit charges	—	—	—	—		645	(162)	483	0.11
	$579	$(184)	$395	$0.09		$881	$(220)	$661	$0.16
Adjusted EPS				$1.22					$1.32
Footnotes:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22

Net Cash Provided by Operating Activities	$28,798	$28,199
Capital expenditures (including capitalized software)	(14,164)	(15,811)
Free Cash Flow	$14,634	$12,388
Year over year change	$2,246

Free Cash Flow Forecast Full Year 2023
(dollars in millions)
	Revised	Original
Unaudited	Forecast	Forecast

Net Cash Provided by Operating Activities Forecast	$36,250 - 37,250	$35,250 - 36,250
Capital expenditures forecast (including capitalized software)	(18,250 - 19,250)	(18,250 - 19,250)
Free Cash Flow Forecast	$18,000	$17,000
Free Cash Flow Forecast Full Year 2023 change	$1,000

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22

Operating Income	$7,547	$7,349	$21,976	$21,818
Add Depreciation and amortization expense	3,272	3,232	9,733	9,605
Segment EBITDA	$10,819	$10,581	$31,709	$31,423
Year over year change %	2.2%		0.9%

Total operating revenues	$25,257	$25,840	$74,672	$76,736
Operating Income Margin	29.9%	28.4%	29.4%	28.4%
Segment EBITDA Margin	42.8%	40.9%	42.5%	40.9%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/23	3 Mos. Ended 9/30/22	9 Mos. Ended 9/30/23	9 Mos. Ended 9/30/22

Operating Income	$539	$698	$1,623	$2,046
Add Depreciation and amortization expense	1,127	1,079	3,324	3,214
Segment EBITDA	$1,666	$1,777	$4,947	$5,260
Year over year change %	(6.2)%		(6.0)%

Total operating revenues	$7,527	$7,837	$22,504	$23,172
Operating Income Margin	7.2%	8.9%	7.2%	8.8%
Segment EBITDA Margin	22.1%	22.7%	22.0%	22.7%